Exhibit 99.1

Twin Disc Announces Third Quarter Results

MILWAUKEE, Wis., May 6, 2026 (GLOBE NEWSWIRE) -- Twin Disc, Inc. (NASDAQ: TWIN) today reported results for the third quarter ended March 27, 2026.

Fiscal Third Quarter 2026 Highlights

●	Sales increased 19.0% year-over-year to $96.7 million
●	Gross margin of 28.1%, expanded 134 basis points over prior year
●	Net income attributable to Twin Disc was $3.3 million and EBITDA* of $9.4 million
●	Delivered positive Operating Cash Flow of $5.3 million and Free Cash Flow* of $1.8 million during the quarter
●	Robust six-month backlog of $179.5 million supported by healthy ongoing demand
●	Continued momentum in defense, supporting Finland facility expansion to deliver long-term growth

CEO Perspective

“Our third quarter results marked the beginning of the strong second-half performance we anticipated. We delivered meaningful sales growth, margin expansion and improved free cash flow generation, driven by solid execution and healthy demand across our end markets. Marine and propulsion systems remained a key driver of both top- and bottom-line expansion, supported by continued demand for our Veth products,” commented John H. Batten, President and Chief Executive Officer of Twin Disc.

“Looking ahead, strong demand continues to support healthy order momentum and a growing, record backlog, including increased activity from our defense-related programs. At the same time, we remain focused on advancing internal initiatives that optimize our manufacturing footprint and support future growth, including relocating production to mitigate tariff exposure and adding capacity to support our expanding defense business. Together with improving profitability, these actions position Twin Disc well to capitalize efficiently on robust end market demand and drive long-term growth,” Mr. Batten concluded.

Third Quarter Results

Sales for the fiscal 2026 third quarter increased 19.0% year-over-year to $96.7 million, driven largely by strength in the Company’s Veth products in Marine and Propulsion Systems. On an organic basis*, which excludes the impacts of acquisitions and foreign currency exchange, fiscal third quarter 2026 sales increased 7.0% year-over-year.

Sales by product group (certain amounts have been reclassified from Marine and Propulsion to Other):

Product Group (Thousands of $):	Q3 FY26 Sales	Q3 FY25 Sales	Change (%)
Marine and Propulsion Systems	$59,146	$49,297	20.0%
Land-Based Transmissions	21,715	17,776	22.2%
Industrial	11,215	9,734	15.2%
Other	4,618	4,435	4.1%
Total	$96,684	$81,242	19.0%

Twin Disc delivered double-digit growth year-over-year in the North American region which drove a shift in the distribution of sales across geographical regions. A greater proportion of sales came from the North American region, with a lower proportion of sales coming from the Middle East and Asia Pacific.

Gross profit increased 25.0% to $27.1 million compared to $21.7 million for the third quarter of fiscal 2025. Third quarter gross margin increased approximately 134 basis points to 28.1% from the prior year period, reflecting the benefit of incremental volume and successful margin improvement initiatives.

Marketing, engineering and administrative (ME&A) expense increased by $1.5 million, or 7.6%, to $21.3 million, compared to $19.8 million in the prior year quarter. As a percentage of sales, ME&A expenses decreased by 230 basis points primarily driven by operational leverage, partially offset by the addition of Kobelt along with an inflationary impact on wages and benefits.

Net income attributable to Twin Disc for the third quarter of fiscal 2026 was $3.3 million, or $0.23 per diluted share, compared to net loss attributable to Twin Disc of ($1.5) million, or ($0.11) per diluted share for the third fiscal quarter of 2025. The year-over-year change was driven by an increase in operating income and a decrease in other expense of $2.8 million when compared to the prior year period. Earnings before interest, taxes, depreciation, and amortization (EBITDA) were $9.4 million in the third quarter, up 135.1% compared to the third quarter of fiscal 2025.

Certain items impacting EBITDA for the third quarter 2026 include:

(Thousands of $):	Q3 FY26	Q3 FY25
Restructuring	$309	$287
Non-cash stock based compensation	748	1,004
Acquisition costs	-	396
Currency translation (gain)/loss	(1,036)	1,301
Non-cash defined benefit pension amortization	690	231

On a consolidated basis, the backlog of orders to be shipped over the next six months is approximately $179.5 million, compared to $175.3 million at the end of the second quarter. As a percentage of six-month backlog, inventory decreased from 93.1% at the end of the second quarter, to 89.3% at the end of the third quarter. Compared to the third fiscal quarter of 2025, cash decreased 0.8% to $16.1 million, total debt increased 10.5% to $45.1 million, and net debt* increased $4.4 million to $29.0 million. The increase was primarily attributable to higher long-term debt related to the Kobelt acquisition.

CFO Perspective

Jeffrey S. Knutson, Vice President of Finance, Chief Financial Officer, Treasurer and Secretary stated, “Our third quarter results reflected strong year-over-year sales growth, improved profitability and higher free cash flow generation. Margin performance benefited from incremental volumes and stronger operating execution, while free cash flow generation improved significantly from the prior-year period due to effective inventory management and enhanced profitability. Moving forward, we remain focused on disciplined execution across the business, efficient backlog conversion and continued working capital improvements as we progress closer toward our long-term targets.”

Discussion of Results

Twin Disc will host a conference call to discuss these results and to answer questions at 9:00 a.m. Eastern time on May 6, 2026. The live audio webcast will be available on Twin Disc’s website at https://ir.twindisc.com. To participate in the conference call, please dial (646) 307-1963 approximately ten minutes before the call is scheduled to begin. A replay of the webcast will be available at https://ir.twindisc.com shortly after the call until May 7, 2027.

About Twin Disc

Twin Disc, Inc. designs, manufactures, and sells marine and heavy-duty off-highway power transmission equipment. Products offered include: marine transmissions, azimuth drives, surface drives, propellers, and boat management systems, as well as power-shift transmissions, hydraulic torque converters, power take-offs, industrial clutches, control systems, and braking systems. The Company sells its products to customers primarily in the pleasure craft, commercial and military marine markets, as well as in the energy and natural resources, government, military and industrial markets. The Company’s worldwide sales to both domestic and foreign customers are transacted through a direct sales force and a distributor network. For more information, please visit www.twindisc.com.

Forward-Looking Statements

This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations, and releases. The words “anticipates,” “believes,” “intends,” “estimates,” and “expects,” or similar anticipatory expressions, usually identify forward-looking statements. The Company intends that such forward-looking statements qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based on current expectations and are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from current expectations. Such risks and uncertainties include the impact of general economic conditions and the cyclical nature of many of the Company’s product markets; foreign currency risks and other risks associated with the Company’s international sales and operations; the ability of the Company to successfully implement price increases to offset increasing commodity costs; the ability of the Company to generate sufficient cash to pay its indebtedness as it becomes due; and the possibility of unforeseen tax consequences and the impact of tax reform in the U.S. or other jurisdictions. These and other risks are described under the caption “Risk Factors” in Item 1A of the Company’s most recent Form 10-K filed with the Securities and Exchange Commission, as supplemented in subsequent periodic reports filed with the Securities and Exchange Commission. Accordingly, the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. The Company assumes no obligation, and disclaims any obligation, to publicly update or revise any forward-looking statements to reflect subsequent events, new information, or otherwise.

*Non-GAAP Financial Information

Financial information excluding the impact of asset impairments, restructuring charges, foreign currency exchange rate changes and the impact of acquisitions, if any, in this press release are not measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company’s business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definitions

Organic net sales is defined as net sales excluding the recent acquisition of Kobelt while adjusting for the effects of foreign currency exchange.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is calculated as net earnings or loss excluding interest expense, the provision or benefit for income taxes, depreciation, and amortization expenses.

Net debt is calculated as total debt less cash.

Free cash flow is calculated as net cash provided (used) by operating activities less acquisition of fixed assets.

Investors:

Riveron

TwinDiscIR@Riveron.com

Source: Twin Disc, Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(In thousands, except per-share data; unaudited)

	For the Quarter Ended		For the Three Quarters Ended
	March 27, 2026	March 28, 2025	March 27, 2026	March 28, 2025
Net sales	$96,694	$81,242	$266,870	$244,060
Cost of goods sold	69,563	59,536	194,438	179,773
Cost of goods sold - other	-	-	-	1,579
Gross profit	27,131	21,706	72,432	62,708
Marketing, engineering and administrative expenses	21,255	19,759	62,607	58,166
Other operating income	54	-	(320)	-
Income (loss) from operations	5,822	1,947	10,145	4,542

Other income (expense):
Interest expense	(790)	(660)	(2,363)	(1,791)
Other income (expense), net	363	(1,567)	(1,118)	(2,525)
	(427)	(2,227)	(3,481)	(4,316)
Income (loss) before income taxes and noncontrolling interest	5,395	(280)	6,664	226
Income tax benefit (expense)	(1,839)	(1,142)	18,958	(3,320)
Net income (loss)	3,556	(1,422)	25,622	(3,094)
Less: Net income (loss) attributable to noncontrolling interest, net of tax	231	50	444	223
Net income (loss) attributable to Twin Disc, Incorporated	$3,325	$(1,472)	$25,178	$(3,317)

Dividends per share	$0.04	$0.04	$0.12	$0.12
Earnings (loss) per share data:
Basic earnings (loss) per share attributable to Twin Disc, Incorporated common shareholders	$0.23	$(0.11)	$1.79	$(0.24)
Diluted earnings (loss) per share attributable to Twin Disc, Incorporated common shareholders	$0.23	$(0.11)	$1.76	$(0.24)

Weighted average shares outstanding data:
Basic shares outstanding	14,198	13,895	14,095	13,841
Diluted shares outstanding	14,416	13,895	14,313	13,841

Comprehensive income (loss)
Net income (loss)	$3,556	$(1,422)	$25,622	$(3,094)
Benefit plan adjustments, net of income taxes of $146, $5, $146, and $3, respectively	477	201	1,749	(1,246)
Foreign currency translation adjustment	(3,160)	4,152	(4,562)	74
Unrealized gain (loss) on hedges, net of income taxes of ($90), $0, ($83) and $0, respectively	294	(653)	261	(360)
Comprehensive income (loss)	1,167	2,278	23,070	(4,626)
Less: Comprehensive income (loss) attributable to noncontrolling interest	211	82	482	340
Comprehensive income (loss) attributable to Twin Disc, Incorporated	$956	$2,196	$22,588	$(4,966)

RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) TO EBITDA

(In thousands; unaudited)

	For the Quarter Ended		For the Three Quarters Ended
	March 27, 2026	March 28, 2025	March 27, 2026	March 28, 2025

Net income (loss) attributable to Twin Disc, Incorporated	$3,326	$(1,472)	$25,178	$(3,317)
Interest expense	790	660	2,363	1,791
Income tax expense	1,839	1,142	(18,958)	3,320
Depreciation and amortization	3,425	3,659	10,225	10,194
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$9,380	$3,989	$18,808	$11,988

RECONCILIATION OF TOTAL DEBT TO NET DEBT

(In thousands; unaudited)

	March 27, 2026	March 28, 2025

Current maturities of long-term debt	$3,000	$2,000
Long-term debt	42,068	38,774
Total debt	45,068	40,774
Less cash	16,114	16,245
Net debt	$28,954	$24,529

RECONCILIATION OF REPORTED NET SALES TO ORGANIC NET SALES

(In thousands; unaudited)

	For the Quarter Ended
	March 27, 2026	March 28, 2025

Net Sales	$96,694	$81,242
Less: Acquisition	2,248	-
Less: Foreign Currency Impact	7,518	-
Organic Net Sales	$86,928	$81,242

RECONCILIATION OF NET CASH PROVIDED (USED) BY OPERATING

ACTIVITIES TO FREE CASH FLOW

(In thousands; unaudited)

	For the Quarter Ended
	March 27, 2026	March 28, 2025
Net cash provided (used) by operating activities	$5,307	$3,216
Acquisition of property, plant, and equipment	(3,556)	(2,310)
Free cash flow	$1,751	$906

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands; except share amounts, unaudited)

	March 27, 2026	June 30, 2025
ASSETS
Current assets:
Cash	$16,114	$16,109
Trade accounts receivable, net	64,079	58,941
Inventories, net	160,331	151,951
Other current assets	19,900	19,914
Total current assets	260,424	246,915

Property, plant and equipment, net	70,015	69,576
Right-of-use assets operating lease assets	15,613	17,250
Goodwill	2,833	2,892
Intangible assets, net	12,657	13,361
Deferred income taxes	27,248	2,812
Other noncurrent assets	2,229	2,756
Total assets	$391,019	$355,562

LIABILITIES AND EQUITY

Current liabilities:
Current maturities of long-term debt	$3,000	$3,000
Current maturities of right-of-use operating lease obligations	3,661	3,393
Accounts payable	36,534	38,745
Accrued liabilities	81,132	80,655
Total current liabilities	124,327	125,793

Long-term debt	42,068	28,446
Right-of-use lease obligations	12,442	14,357
Accrued retirement benefits	11,602	11,832
Deferred income taxes	5,427	4,320
Other long-term liabilities	8,627	6,423
Total liabilities	204,493	191,171

Twin Disc, Incorporated shareholders' equity:
Preferred shares authorized: 200,000; issued: none; no par value	-	-
Common shares authorized: 30,000,000; issued: 14,632,802; no par value	38,886	42,269
Retained earnings	148,875	125,414
Accumulated other comprehensive income (loss)	1,140	3,730
	188,901	171,413
Less treasury stock, at cost (209,975 and 482,181 shares, respectively)	3,237	7,402
Total Twin Disc, Incorporated shareholders' equity	185,664	164,011
Noncontrolling interest	862	380
Total equity	186,526	164,391

Total liabilities and equity	$391,019	$355,562

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands; unaudited)

	For the Three Quarters Ended
	March 27, 2026	March 28, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$25,622	$(3,094)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	10,225	10,194
Gain on sale of assets	(200)	(72)
Loss on write-down of industrial product inventory	-	1,579
Provision for deferred income taxes	(23,107)	(790)
Stock compensation expense and other non-cash changes, net	2,673	3,124
Net change in operating assets and liabilities	(12,876)	(3,410)
Net cash provided (used) by operating activities	2,337	7,531

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant, and equipment	(10,306)	(7,452)
Acquisition of Kobelt, less cash acquired	-	(16,346)
Proceeds from sale of property, plant, and equipment	228	102
Other, net	(82)	(274)

Net cash provided (used) by investing activities	(10,160)	(23,970)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt agreement	-	6,500
Borrowings under revolving loan arrangements	91,397	95,727
Repayments of revolving loan arrangements	(75,847)	(86,434)
Repayments of other long-term debt	(1,500)	(1,000)
Dividends paid to shareholders	(1,717)	(1,702)
Payments of finance lease obligations	(1,008)	(1,646)
Cash used in net share settlement of restricted stock units	(11)	-
Payments of withholding taxes on stock compensation	(1,675)	(1,256)

Net cash provided (used) by financing activities	9,639	10,189

Effect of exchange rate changes on cash	(1,811)	2,425

Net change in cash	5	(3,825)

Cash:
Beginning of period	16,109	20,070
End of period	$16,114	$16,245